UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

FactorShares 2X: S&P500 Bull/USD Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561313 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 1 Penn Plaza New York, New York (Address of Principal Executive Offices)	10119 (Zip Code)
001-35089 (Commission File Number)
(212) 786-7481 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2012, FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear (each a “Fund” and collectively, the “Funds”) and Factor Capital Management LLC (the “Managing Owner”), the managing owner of the Funds, entered into a distribution services agreement (the “Distribution Services Agreement”) with Esposito Securities, LLC (the “Distributor”), pursuant to which the Distributor will be appointed as an exclusive distributor of each of the Funds. The Distribution Services Agreement will become effective on January 1, 2013.

Pursuant to the Distribution Services Agreement, the Distributor will act as agent of each Fund and will work with the custodian in connection with the receipt and processing of all orders for purchases and redemptions of baskets in the continuous distribution of baskets of each Fund. The Distributor will review, approve and file, as appropriate, all sales and marketing materials for compliance with applicable securities laws and regulations for each Fund. The Distributor will also perform other services relating to distribution, sales and marketing materials compliance, and certain regulatory compliance matters described in the Distribution Services Agreement and such additional services as may be agreed to with the Managing Owner from time-to-time.

The term of the Distribution Services Agreement will be one year from its effective date, and thereafter from year to year, provided that each continuance is approved annually by the Managing Owner. The Distribution Services Agreement may be terminated at any time, without the payment of any penalty, as to each individual Fund by the Managing Owner or by the Distributor, on sixty (60) days’ prior written notice. The Distribution Services Agreement will automatically terminate without the payment of any penalty in the event of its assignment.

The Distributor will be the successor to Foreside Fund Services, LLC (“Foreside”), with which the Funds and the Managing Owner are parties to a distribution services agreement dated August 12, 2010 (the “Foreside Distribution Services Agreement”), and the terms and conditions of the Distribution Services Agreement are substantially identical to those of the Foreside Distribution Services Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On December 31, 2012, the Managing Owner will terminate the Foreside Distribution Services Agreement pursuant to the terms and conditions thereof. The terms and conditions of the Foreside Distribution Services Agreement are substantially identical to those of the Distribution Services Agreement. See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Distribution Services Agreement dated December 27, 2012 by and among the Managing Owner, the Funds and the Distributor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/USD Bear

By:	Factor Capital Management, LLC,
its Managing Owner

By: /s/ Samuel Masucci
Name: Samuel Masucci
Title: Chief Executive Officer

Date: December 28, 2012